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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Brinker International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

 PROXY STATEMENT SUPPLEMENT

        This proxy statement supplement is furnished by the Board of Directors of Brinker International, Inc. in connection with the solicitation of proxies for use at the annual meeting of shareholders on October 30, 2008 at 10:00 a.m. (Dallas time), and at any adjournment or postponement of that meeting. The meeting is to be held at the Cinemark 17 Theater, which is located at 11819 Webb Chapel Road, Dallas, Texas 75234. This proxy statement supplement amends and supplements our proxy statement dated September 11, 2008.

        As set forth in the September 11, 2008 proxy statement, you are able to access Brinker's proxy statement, 2008 Annual Report on Form 10-K and FY 2008 Annual Report at www.brinker.com. You may simply click on the "For Investors" tab on the home page, and then the "Financial Information" link in the left column; the SEC filings section of our website will be available for your usage. If you received a Notice of Internet Availability of Proxy Materials, you may also access this information at the website described in the Notice. The FY 2008 Annual Report and the Form 10-K are not considered part of the proxy soliciting materials.

        On September 19, 2008, we identified an error in the statement of operations information for our most recently completed fiscal year which is set forth on page 76 of the electronic version of our 2008 Annual Report. We have promptly corrected the electronic version of this statement of operations so that it now conforms to the information which was filed with the SEC on our Form 10-K and which is also included as page F-13 of the 2008 Annual Report. Although the FY 2008 Annual Report has been corrected, copies of the report were mailed to shareholders who had requested paper copies of such report. Shareholders who received the erroneous copies of the 2008 Annual Report are urged to access the corrected report using the website referenced above. We will also provide you a free copy of the corrected FY 2008 Annual Report if you send a written request to the Company's Corporate Secretary at 6820 LBJ Freeway, Dallas, Texas 75240.

By order of the Board of Directors,
Roger F. Thomson, Secretary
Dated: September 19, 2008

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PROXY STATEMENT SUPPLEMENT